EXHIBIT 10.49


                           REVOLVING CREDIT AGREEMENT

          THIS REVOLVING CREDIT AGREEMENT (the "AGREEMENT"), dated as of December 11, 1998, is between SEITEL, INC., a Delaware corporation (the
"BORROWER"), and SUNTRUST BANK, ATLANTA, a Georgia banking corporation (the "BANK").

                                    RECITALS:

          WHEREAS, the Borrower has requested the Bank to establish a revolving credit facility for advances up to an aggregate principal amount outstanding not to exceed $25,000,000;

         WHEREAS, the Bank is willing to establish such revolving credit facility to the Borrower upon the terms and conditions hereinafter set forth.

         NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

1.       TERMS OF  COMMITMENT

         (a) ADVANCES. Subject to the terms and conditions of this Agreement, the Bank agrees to make one or more Advances to the Borrower from time to time from the date hereof to the Termination Date in an aggregate principal amount at any time outstanding not to exceed the Commitment. Subject to the foregoing limitations, and the other terms and conditions of this Agreement, the Borrower may borrow, repay, and reborrow under the Commitment; PROVIDED, that the Borrower may neither borrow nor reborrow (but can continue, prior to acceleration, any Advance pursuant to paragraph (c)(iii) below hereof) if a Potential Default or an Event of Default exists.

         (b) INTEREST. The outstanding principal amount of the Advances shall bear interest prior to maturity at the following rates per annum which may be selected by the Borrower subject to and in accordance with the terms of this
Agreement:

                    (i) the Base Rate, PLUS the Applicable Margin; or

                    (ii) LIBOR for the applicable Interest Period, PLUS the Applicable Margin.

          Accrued and unpaid interest on the outstanding Advances shall be due and payable (i) with respect to all Base Rate Advances, on the last Business Day of each March, June, September and December, (ii) with respect to all LIBOR Advances, on the last day of the applicable Interest Period, (iii) on the date of any prepayment in accordance with SECTION 1(E) hereof and (iv) on the Termination Date. Notwithstanding the foregoing, upon the occurrence of a Potential Default or Event of Default hereunder, at the Bank's option, all outstanding Advances shall bear interest at the Default Rate, which interest shall be payable from time to time on demand.

         (c) BORROWING PROCEDURE. (i) The Borrower shall give the Bank notice by means of a borrowing notice for each requested Advance by not later than 11: 00 A.M. (Atlanta, Georgia time), in the case of LIBOR Advances two (2) Business Days prior to the date of such Advance, and in the case of Base Rate Advances, on the same day as such Advance, specifying: (i) the requested date of such Advance (which shall be a Business Day), (ii) the amount of such Advance, and
(iii) in the case of a LIBOR Advance, the duration of the initial Interest Period. The Bank at its option may accept telephonic requests for Advances, provided that such acceptance shall not constitute a waiver of the Bank's right to delivery of a borrowing notice in connection with subsequent Advances. Any telephonic request for an Advance by the Borrower shall be promptly confirmed by submission of a properly completed borrowing notice to the Bank. Each Advance shall be in a minimum principal amount of $1,000,000 or a greater integral multiple of $100,000. Subject to the other terms and conditions of this Agreement, not later than 2:00 P.M. (Atlanta, Georgia time) on the date specified for each Advance, the Bank will make such Advance available to the Borrower by depositing the same, in immediately available funds, into an account of the Borrower at the Bank or by wire transfer into an account at another financial institution designated by the Borrower. All notices under this paragraph shall be irrevocable. Any notice under this paragraph received by the Bank after the prescribed times set forth above shall be deemed to have been received on the next Business Day.

                    (ii) The Borrower shall give the Bank notice by not later than 11:00 A.M. (Atlanta, Georgia time) two (2) Business Days prior to the end of any Interest Period of its intention to continue any outstanding LIBOR Advance for a new Interest Period and the duration of such new Interest Period. All such notices shall be irrevocable. If the Borrower shall fail to give the Bank notice as specified herein, such LIBOR Advance shall be automatically continued for an Interest Period of one (1) month. All Base Rate Advances shall automatically continue as Base Rate Advances unless the Borrower shall give notice to the Bank that it wishes to convert a Base Rate Advance to a LIBOR Advance, in which case the Borrower shall comply with the procedures specified in paragraph (i) above. The Borrower may also convert any LIBOR Advance to a Base Rate Advance at the end of an Interest Period.

                    (iii) Notwithstanding the foregoing, if a Potential Default or an Event of Default exists, all Advances shall, if not repaid or accelerated, be continued as Base Rate Advances after the expiration of the then current Interest Period.

         (d) USE OF PROCEEDS. The proceeds of all Advances shall be used by the Borrower for general working capital needs.

         (e) OPTIONAL PREPAYMENTS. The Borrower may, upon at least two (2) Business Day's prior notice to the Bank, prepay any Advance, in whole at any time or from time to time in part without premium or penalty but with accrued interest to the date of prepayment on the amount so prepaid; PROVIDED, that an Advance may be prepaid only on the last day of the Interest Period unless the Bank consents and the Borrower pays to the Bank any amount due under paragraph
(i) hereunder, and each partial prepayment shall be in the principal amount of $1,000,000 or a greater integral multiple of $100,000. All notices hereunder shall be irrevocable.

         (f) COMPUTATION OF INTEREST AND ALL FEES. Interest hereunder shall be computed on the basis of a year of 360 days and the actual number of days elapsed (including the first day but excluding the last day).

         (g) CHANGE IN CIRCUMSTANCES. Sections 3.1, 3.2, 3.3 and 3.5 of the First Chicago Credit Agreement are hereby incorporated by reference herein and made applicable to the Advances hereunder.

         (h) SUBSTITUTE BASE RATE BORROWINGS. If the obligation of the Bank to make LIBOR Advances shall be suspended pursuant to paragraph (g) hereof, the Borrower shall have the option to repay or prepay all affected Advances or to convert such LIBOR Advances to Base Rate Advances until such time as such conditions causing such suspension shall no longer be effective in the sole discretion of the Bank.

         (i) FUNDING INDEMNIFICATION. If any payment of an LIBOR Advance occurs on a date which is not the last day of the applicable Interest Period, whether because of prepayment, acceleration or otherwise, or a LIBOR Advance is not made on the date specified by the Borrower for any reason other than a default by the Bank, the Borrower will indemnify the Bank for any loss or cost incurred by it resulting therefrom, including, without limitation, any loss or cost in liquidating or employing deposits acquired to fund or maintain such LIBOR Advance.

2.       CONDITIONS PRECEDENT

          (a) INITIAL ADVANCE. The obligation of the Bank to make the initial Advance is subject to the following condition precedents:

                    (i) the receipt on or before the day of such Advance all of the following, each dated (unless otherwise indicated) the date hereof, in form and substance satisfactory to the Bank:

                              (1) This Agreement and the Revolving  Credit Note,
                    each duly executed by the Borrower.

                              (2)  A  certificate   of  good  standing  for  the
                    Borrower and each Restricted Subsidiary which is a corporation, and a certificate of existence for each Restricted Subsidiary which is a partnership, each certified by the appropriate governmental officer in its jurisdiction of incorporation or organization, as the case may be.

                              (3) Copies (x) certified by the Secretary or Assistant Secretary of the Borrower and of each Restricted Subsidiary which is a corporation, respectively, of its articles of incorporation (together with all amendments thereto)  and its  by-laws  and of its  Board of  Directors'
                    resolutions (and resolutions of other bodies, if any are deemed necessary by counsel for the Bank) authorizing the execution of the Loan Documents to which such entity is a party and (u) certified by the Secretary or Assistant Secretary of the general partner of each Restricted Subsidiary which is a partnership of its partnership agreement and any partnership certificate or other significant governing document, and of any partnership actions authorizing the execution of the Loan Documents to which such entity is a party.

                              (4) Incumbency certificates, executed by the Secretary or Assistant Secretary of the Borrower and of each Restricted Subsidiary, which shall identify by name and title and bear the signature of the officers of such entity authorized to sign the Loan Documents to which it is a party and (in the case of the Borrower) to make borrowings hereunder, upon which certificates the Bank shall be entitled to rely until informed of any change in writing by the Borrower or by a Restricted Subsidiary, as the case may be.

                              (5) A  certificate,  signed by a Senior  Financial
                    Officer of the Borrower, stating that on the initial borrowing date no Event of Default or Potential Default has occurred and is continuing and demonstrating compliance, on and as of the initial Borrowing Date, with the financial covenants set forth in paragraph (f) under the heading "COVENANTS" herein and with Section 6.20 of the First Chicago Credit Agreement.

                              (6) A written  opinion of counsel to the  Borrower
                    and the Restricted Subsidiaries in form and substance satisfactory to the Bank.

                              (7) Written money transfer instructions  addressed
                    to the Bank and signed by an Authorized Officer, together with such other related money transfer authorization as the Bank may have reasonably requested.

                              (8) The Subsidiary  Guaranty duly executed by each
                    Restricted Subsidiary.

                              (9) A copy of the most  recent  reserve  report of
                    the type described in Section 6.1(g) of the First Chicago Credit Agreement.

                              (10) A copy of the notice  delivered  to the Agent
                    pursuant to Section 6.1(j) of the First Chicago Credit Agreement.

                              (11) Such other documents as the Bank or its counsel may have reasonably requested.

                    (ii) CLOSING FEE. The payment to the Bank of a closing fee equal to $135,000.

         (b) ALL  ADVANCES.  The  obligation  of the  Bank to make  any  Advance
(including  the  initial  Advance)  is  subject  to  the  following   additional
conditions precedent:

                    (i) NO DEFAULT. No Event of Default or Potential Default shall have occurred and be continuing or would result from such Advance;

                    (ii) REPRESENTATIONS AND WARRANTIES. All of the representations and warranties contained in the Loan Documents shall be true and correct on and as of the date of such Advance with the same force and effect as if such representations and warranties had been made on and as of such date; and

                    (iii) ADDITIONAL DOCUMENTATION. The Bank shall have received such additional approvals, opinions, or documents as the Bank or its legal counsel may reasonably request.

3.       REPRESENTATIONS AND WARRANTIES.

         The Borrower represents and warrants to the Bank that:

         (a) ORGANIZATION; POWER AND AUTHORITY. (i) the Borrower (1) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware; (2) is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (3) has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and to perform its obligations hereunder.

                    (ii) Each Restricted Subsidiary (1) is a corporation or a partnership duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization;
          (2) is duly qualified as a foreign corporation or partnership and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (3) has the corporate or partnership power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver the Subsidiary Guaranty and to perform the provisions hereof and thereof.

         (b) AUTHORIZATION AND VALIDITY. (i) The execution and delivery of this Agreement and the Revolving Credit Note and the performance by the Borrower of its obligations hereunder and thereunder have been duly authorized by all necessary corporate action on the part of the Borrower, and this Agreement and the Revolving Credit Note constitute the legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with its terms, except as such enforceability may be limited by (A) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (B) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                    (ii) The execution and delivery of the Subsidiary Guaranty and the performance by each Restricted Subsidiary of its obligations thereunder has been duly authorized by all necessary corporate or partnership action on the part of each Restricted Subsidiary, and the Subsidiary Guaranty constitutes a legal, valid and binding obligation of each Restricted Subsidiary enforceable against such Restricted Subsidiary in accordance with its terms, except as such enforceability may be limited by (A) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (B) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         (c) ACCURACY OF INFORMATION. No information, exhibit or report furnished by the Borrower or any of its Subsidiaries to the Bank in connection with the negotiation of, or compliance with, this Agreement or the Subsidiary Guaranty contained, as of the date of such information, exhibit or report, any material misstatement of fact or omitted to state a material fact necessary to make the statements contained therein no misleading, or any other material fact required pursuant to the terms of this Agreement to be contained therein.

         (d) ORGANIZATION AND OWNERSHIP OF SHARES OF RESTRICTED SUBSIDIARIES; AFFILIATES. (i) Schedule 1 contains (except as noted therein) complete and correct lists of (1) the Restricted Subsidiaries, showing, as to each Restricted Subsidiary, the correct name thereof, the jurisdiction of its organization and the percentage of shares of each class of its outstanding capital stock or similar  equity  interests  owned  by the  Borrower  and each  other  Restricted
Subsidiary, and (2) the Borrower's Affiliates (other than Restricted Subsidiaries).

                    (ii)  All of the  outstanding  shares  of  capital  stock or similar  equity  interests  of each  Restricted  Subsidiary  shown  in
          Schedule 1 as being owned by the Borrower and the Restricted Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Borrower or another Restricted Subsidiary free and clear of any Lien (except as otherwise disclosed in Schedule 1).

                    (iii) No Restricted Subsidiary is a party to, or otherwise subject to any legal restriction or any agreement (other than this Agreement, the First Chicago Credit Agreement, the agreements listed on Schedule 2 and customary limitations imposed by corporate or partnership law statutes) restricting the ability of such Restricted Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Borrower or any of the Restricted Subsidiaries that owns outstanding shares of capital stock or similar equity or partnership interests of such Restricted Subsidiary.

         (e) FINANCIAL STATEMENTS. The December 31, 1997 audited consolidated financial statements of the Borrower and the Restricted Subsidiaries heretofore delivered to the Bank (including in each case the related schedules and notes) present fairly, in all material respects, the consolidated financial position of the Borrower and the Restricted Subsidiaries as of the respective dates specified therein and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with generally accepted accounting principles in effect on the date such statements were prepared consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year end adjustments).

         (f) MATERIAL ADVERSE CHANGE. Since December 31, 1997, there has been no change in the business, Property, prospects, condition (financial or otherwise) or results of operations of the Borrower and the Restricted Subsidiaries which could reasonably be expected to have a Material Adverse Effect.

         (g) NO CONFLICT OR VIOLATION. Neither the execution, delivery and performance by the Borrower of the Agreement, nor the execution, delivery and performance by any Restricted Subsidiary of the Subsidiary Guaranty, will (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any Property of the Borrower or any Restricted Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, partnership agreement or other significant governing document, or any other agreement or instrument to which the Borrower or any Restricted Subsidiary is bound or by which the Borrower or any Restricted Subsidiary or any of their respective properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Borrower or any Restricted Subsidiary or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Borrower or any Restricted Subsidiary.

         (h) GOVERNMENTAL AUTHORIZATIONS. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance (i) by the Borrower of this Agreement or (ii) by any Restricted Subsidiary of the Subsidiary Guaranty.

         (i) INCORPORATION OF REPRESENTATIONS AND WARRANTIES FROM FIRST CHICAGO CREDIT AGREEMENT. The Borrower hereby makes and reaffirms to the Bank each of the representations and warranties set forth in Sections 5.9 through 5.14, 5.15(b) and 5.17 of the First Chicago Credit Agreement, all of which are incorporated in this Agreement by this reference, with the same force and effect as if such representations and warranties had been set forth in their entirety in this Agreement.

4.       COVENANTS

         In order further to induce the Bank to establish the Commitment and to make Advances to the Borrower thereunder, the Borrower agrees with the Bank that it will observe and perform the following covenants and obligations during the term of this Agreement:

         (a) FINANCIAL REPORTING. (i) The Borrower shall deliver to the Bank the financial statements and other financial reports required pursuant to Section 6.1, and the officer's certificate required pursuant to Section 6.2, of the First Chicago Credit Agreement at the same time that such documents are delivered to the Agent or any Lender thereunder; PROVIDED, that the officer's certificate referenced in Section 6.2 shall include all financial covenants set forth in paragraph (f) hereof as well as Section 6.20 of the First Chicago Credit Agreement incorporated by reference herein and the statement referenced in paragraph (b) thereof shall refer instead to "Potential Default" and "Event of Default" hereunder.

                    (ii) Promptly, and in any case within 5 Business Days after the Borrower becomes aware of any material issues or events which would cause the Borrower not to be Year 2000 Compliant and Ready (as defined in paragraph (h) under the heading "COVENANTS"), a statement of the chief executive officer, chief financial officer, or chief technology officer of the Borrower setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto, and promptly upon the receipt thereof, a copy of any third party assessments of the Borrower's Y2K Plan together with any recommendations made by such third party with respect to Year 2000 compliance.

         (b) PARI PASSU. The Borrower covenants that its Obligations under this Agreement do and will rank at least PARI PASSU with the indebtedness under the First Chicago Credit Agreement and all other present and future unsecured Senior Debt.

         (c) SUBSIDIARY GUARANTY. The Borrower will cause each Subsidiary which becomes a Restricted Subsidiary after the date of this Agreement to execute and deliver to the Bank a joinder agreement substantially similar to the joinder agreement in the First Chicago Credit Agreement, duly executed by such Subsidiary, together with an opinion of counsel satisfactory to the Bank addressing with respect to such Subsidiary the issues relating to Subsidiaries and the Subsidiary Guaranty in the form of opinion attached to the First Chicago Credit Agreement as Exhibit "K".

         (d) EXPENSES; INDEMNITY. The Borrower agrees to pay promptly all costs and expenses incurred by the Bank in connection with any amendments, waivers or consents in respect of this Agreement and any other Loan Document. In addition, the Borrower agrees to indemnify the Bank and its affiliates, directors, officers, employees and agents against all costs, losses, liabilities, damages and expenses incurred in connection with this Agreement and the Advances evidenced by the Revolving Credit Note and the use by the Borrower of the proceeds hereof, unless caused by the gross negligence or willful misconduct of any such indemnified party.

         (e) INCORPORATION OF COVENANTS FROM FIRST CHICAGO CREDIT AGREEMENT. The Borrower agrees to observe and perform each of the covenants and agreements set forth in Sections 6.7 through 6.17 and Section 6.20 of the First Chicago Credit Agreement, all of which covenants and agreements are incorporated in this Agreement by this reference, all with the same force and effect as if such covenants and agreements had been set forth in their entirety in this Agreement; PROVIDED, that any reference to "Agent" or "each Lender" shall refer to the Bank; and PROVIDED FURTHER, that the last paragraph of Section 6.15 of the First Chicago Credit Agreement shall also apply to the Obligations under this Agreement and the Revolving Credit Note, so that the Commitment and all Advances made under the Revolving Credit Note shall at all times be equally secured on a PARI PASSU basis with the lenders under the First Chicago Credit Agreement. Any violation of Section 6.15 of the First Chicago Credit Agreement as incorporated by reference herein shall constitute a Potential Default hereunder, whether or not any such provision is made or any equitable Lien is created pursuant hereto or thereto.

         (f)  FINANCIAL COVENANTS.

                    (i) Consolidated Net Worth shall not be less than $108 Million PLUS an aggregate amount equal to fifty percent (50%) of Consolidated Net Income (but, in each case, only if a positive number) for each completed fiscal year beginning with the fiscal year ending 12/31/98.

                    (ii) EBITDA for the period of four consecutive fiscal quarters of the Borrower then most recently ended shall not be less than five hundred percent (500%) of Consolidated Interest Expense for such period.

                    (iii) Consolidated Debt shall not exceed fifty per cent (50%) of Total Capitalization for any fiscal quarter of the Borrower and its Restricted Subsidiaries on a consolidated basis.

         (g) EFFECT OF TERMINATION OF FIRST CHICAGO CREDIT AGREEMENT. The Borrower agrees that, if the First Chicago Credit Agreement is terminated or otherwise ceases to be in force and effect prior to the Termination Date, the representations and warranties, covenants, and the Events of Default set forth therein that are incorporated in this Agreement by reference or otherwise referred to in this Agreement, shall nevertheless be deemed to survive and continue in full force and effect for all purposes of this Agreement. In such event, the Borrower agrees, upon request by the Bank, to enter into an amendment to this Agreement to set forth specifically in this Agreement all such representations and warranties, covenants, and Events of Default, but no such action shall be required in order to effect the survival and continuation of such provisions.

         (h) YEAR 2000 COMPLIANCE. The Borrower has developed a comprehensive working plan (the "Y2K PLAN") to insure that the Borrower's software and hardware systems which impact or affect in any material way the business operations of the Borrower will be Year 2000 Compliant and Ready (defined below) by not later than June 30, 1999. Upon request of the Bank, the Borrower will deliver to the Bank a copy of such Y2K Plan and a copy of any third party assessment of the Y2K Plan (if available). The Borrower has met the Y2K Plan milestones such that all hardware and software systems will be Year 2000 Compliant and Ready in accordance with the Y2K Plan, except for any such failure to meet such milestones which would not have a Material Adverse Effect. As used herein, "YEAR 2000 COMPLIANT AND READY" means that the Borrower's hardware and software systems with respect to the operation of its business and its general business plan will: (i) handle date information involving any and all dates before, during and/or after January 1, 2000, including accepting input, providing output and performing date calculations in whole or in part; (ii) operate accurately without interruption on and in respect of any and all dates before, during and/or after January 1, 2000 and without any change in performance; (iii) respond to and process two digit year input without creating any ambiguity as to the century; and (iv) store and provide date input information without creating any ambiguity as to the century.

5.       EVENTS OF DEFAULTS; REMEDIES.

         Each of the following events shall constitute an "Event of Default" under this Agreement:

         (a) Failure by the Borrower to pay any principal when due; or failure by the Borrower to pay any interest or any other amount under this Agreement within five (5) days after the same becomes due; or

         (b) Failure by the Borrower to perform or observe any covenant or agreement set forth in paragraph (f) under the heading "COVENANTS" hereinabove or any of the covenants incorporated by reference under paragraph (e) under the heading "COVENANTS" hereinabove which constitute immediate Defaults under
Section 7.3 of the First Chicago Credit Agreement; or

         (c) Failure by the Borrower to perform or observe any covenant or agreement set forth in paragraphs (b), (c), (d) or (h) under the heading "COVENANTS" hereinabove or any of the covenants incorporated by reference under paragraph (e) under the heading "COVENANTS" hereinabove which are not included in paragraph (b) above, which failure remains unremedied for 30 days after the earlier of its discovery by the Borrower or written notice thereof to the Borrower by the Bank;

         (d) Any representation or warranty made or deemed made by or on behalf of the Borrower or any of its Subsidiaries to the Bank under or in connection with this Agreement or any certificate or information delivered in connection with the Agreement or the Subsidiary Guaranty shall be materially false on the date as of which made; or

         (e) The Borrower or any Restricted Subsidiary shall fail to pay its debts generally as they come due, or shall file any petition or action for relief under any bankruptcy, reorganization, insolvency or moratorium law, or any other law or laws for the relief of, or relating to, debtors; or

         (f) An involuntary petition shall be filed under any bankruptcy statute against the Borrower or any Restricted Subsidiary, or a custodian, receiver, trustee, assignee for the benefit of creditors (or other similar official) shall be appointed to take possession, custody, or control of the properties of the Borrower or any Restricted Subsidiary, unless such petition or appointment is set aside or withdrawn or ceases to be in effect within 60 days after the date of said filing or appointment; or

         (g) The Subsidiary Guaranty shall fail to remain in full force or effect or any action shall be taken to discontinue or assist the invalidity or unenforceability of the Subsidiary Guaranty, or any Restricted Subsidiary shall fail to comply with any of the terms or provisions of the Subsidiary Guaranty, or any Restricted Subsidiary denies that it has any further liability under the Subsidiary Guaranty, or gives notice to such effect.

         (h) The occurrence of any "Default" as set forth in Article VII of the First Chicago Credit Agreement (other than those Defaults which are included in paragraphs (b) or (c) above.

         Upon the occurrence of any such Event of Default, the Bank may, in its sole discretion, by notice to the Borrower, declare all amounts payable by the Borrower under this Agreement and/or under the Revolving Credit Note to be forthwith due and payable, and the same shall thereupon immediately become due and payable without demand, presentment, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower.

         No remedy conferred on or reserved to the Bank in this Agreement is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Agreement or now or hereafter existing at law or in equity or by statute. No delay or omission to exercise any right or power accruing upon any default, omission or failure of performance hereunder shall impair any such right or power or shall be construed to be a waiver thereof, but any such right or power may be exercised from time to time and as often as may be deemed expedient. In order to exercise any remedy reserved to the Bank in this Agreement, it shall not be necessary to give any notice, other than such notice as may be herein expressly required. If any provision contained in this Agreement shall be breached by the Borrower and thereafter duly waived by the Bank, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach hereunder. No waiver, amendment, release or modification of this Agreement shall be established by conduct, custom or course of dealing, but solely by an instrument in writing duly executed by the parties thereunto duly authorized by this Agreement. Any waiver, amendment, release or modification executed by the Borrower, the Agent and the Lenders under the First Chicago Credit Agreement that waives, amends, releases or modifies any of the representations and warranties, covenants, or Defaults incorporated in this Agreement from the First Chicago Credit Agreement shall not be effective as a waiver, amendment, release, or modification of such provision as incorporated in this Agreement unless the Bank expressly consents thereto in a writing duly executed by the Bank.

6.       SELECTED DEFINITIONS

CAPITALIZED TERMS USED HEREIN WITHOUT DEFINITION AND WHICH ARE DEFINED IN THE FIRST CHICAGO CREDIT AGREEMENT SHALL HAVE THE SAME MEANINGS HEREIN AS IN THE FIRST CHICAGO CREDIT AGREEMENT.

"ADVANCE" shall mean any advance of funds under the Commitment pursuant to the terms of this Agreement. An Advance may be either a "Base Rate Advance" or a "LIBOR Advance".

"APPLICABLE MARGIN" shall mean (i) during any Level 1 Period, 0.625% per annum with respect to LIBOR Advances and 0.00% with respect to Base Rate Advances,
(ii) during any Level 2 Period, 0.75% per annum with respect to LIBOR Advances and 0.00% with respect to Base Rate Advances, (iii) during any Level 3 Period, 1.0% per annum with respect to LIBOR Advances and 0.00% with respect to Base Rate Advances and (iv) during any Level 4 Period, 1.50% per annum with respect to LIBOR Advances and 0.50% with respect to Base Rate Advances, PROVIDED that all adjustments to the Applicable Margin shall be effective commencing on the fifth Business DAY after (x) the delivery of financial statements showing the required ratio for the applicable Level or (y) the Bank becomes aware that the Borrower or any Subsidiary has incurred additional Indebtedness which would affect the calculation of the Debt to Cash Flow from Operations Ratio, and PROVIDED FURTHER that in the event that the Borrower shall at any time fail to furnish to the Bank the financial statements required to be delivered pursuant to Sections 6.1(a) and (b) of the First Chicago Credit Agreement or fail to notify the Bank, pursuant to Section 6.1(j) of the First Chicago Credit
Agreement, of the incurrence of any such Indebtedness, the maximum Applicable Margin shall apply until such time as such financial statements are so delivered or the Bank is notified of the incurrence of such Indebtedness, as the case may be. From the closing date to the next determination date in accordance with this definition, the Applicable Margin shall be 0.75% per annum.

"BASE RATE" shall mean the higher of (i) the Prime Rate and (ii) the Federal Funds Effective Rate plus 0.50% per annum. Each change in any interest rate provided for herein based upon the Base Rate resulting from a change in the Base Rate shall take effect at the time of such change in the Base Rate.

"BASE RATE ADVANCE" shall mean any Advance that bears interest at the Base Rate.

"BORROWING DATE" shall mean a date on which an Advance is made hereunder.

"COMMITMENT" shall mean the commitment of the Bank to make Advances to the Borrower in a principal amount up to $25,000,000 on the terms and conditions set forth in this Agreement.

"DEFAULT RATE" shall mean for all outstanding LIBOR Advances until the end of the applicable Interest Period, 2% per annum above the then existing interest rate for such Interest Period, and thereafter and with respect to Base Rate Advances, the Base Rate, PLUS the Applicable Margin, PLUS 2% per annum.

"EVENT OF DEFAULT" shall mean those events set forth under the heading "Events of Default" hereinabove.

"FIRST CHICAGO CREDIT AGREEMENT" shall mean the Revolving Credit Agreement dated as of July 22, 1996 among Seitel, Inc., the Lenders Party thereto, and The First National Bank of Chicago, as Agent, as such Agreement has been amended, restated, supplemented or otherwise modified as of the date hereof.

"INTEREST PERIOD" shall mean, with respect to any LIBOR Advance, such period commencing on the date such Advance is made or, in the case of each subsequent, successive Interest Period, the last day of the next preceding Interest Period, and ending on the numerically corresponding day in the first, second, or third calendar month thereafter, as the Borrower may select as provided in SECTION 1(B) hereof; PROVIDED, that: (i) the first day of an Interest Period must be a Business Day, (ii) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day, unless such Business Day falls in the next calendar month, in which case the Interest Period shall end on the next preceding Business Day, (iii) any Interest Period which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of an Interest Period) shall end on the last Business Day of a calendar month, and
(iv) no Interest Period shall extend beyond the Termination Date.

"LEVEL 1 PERIOD" shall mean any period during which the Debt to Cash Flow from Operations Ratio measured as of the end of the most recent fiscal quarter was less than 1.0 to 1.0.

"LEVEL 2 PERIOD" shall mean any period which does not qualify as a Level 1 Period during which the Debt to Cash Flow from Operations Ratio measured as of the end of the most recent fiscal quarter was less than 2.0 to 1.0.

"LEVEL 3 PERIOD" shall mean any period which does not qualify as a Level 1 Period or a Level 2 Period during which the Debt to Cash Flow from Operations Ratio measured as of the end of the most recent fiscal quarter was less than 2.5 to 1.0.

"LEVEL 4 PERIOD" shall mean any period which does not qualify as a Level 1 Period, a Level 2 Period or a Level 3 Period.

"LIBOR" shall mean the rate per annum for deposits in U.S. dollars of amounts equal or comparable to the principal amount of such advance offered for a term comparable to such interest period, which rate appears on the Telerate Page 3750 as of 11:00 A.M. (London, England time), two (2) business days prior to the beginning of such interest period; PROVIDED, that if no such offered rates appear on such page, the rate used for such interest period will be the arithmetic average (rounded upwards, if necessary, to the next higher 1/100th of 1%) of rates offered by the Bank to not less than two major banks in New York, New York at approximately 10:00 A.M. (Atlanta, Georgia time) two (2) business days prior to the beginning of such interest period for deposits in U.S. dollars in the London interbank market for a period comparable to the principal amount of such advance, as the case may be, DIVIDED BY a number equal to 1.00 MINUS the LIBOR Reserve Percentage. The rate so determined in accordance herewith shall be rounded upwards to the nearest multiple of 1/100th of 1%. TELERATE PAGE 3750 shall mean the display designated as "Page 3750" on the Dow Jones Market Service (or such other page as may replace Page 3750 on that service or another service as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying British Bankers' Association Interest Settlement Rates for Dollars). LIBOR RESERVE PERCENTAGE shall mean the reserve percentage applicable to such interest period (or if more than one such percentage shall be so applicable, the daily average of such percentages for those days in such interest period during which any such percentage shall be so applicable) under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental, or other marginal reserve requirement) for the Bank with respect to liabilities or assets consisting of or including "eurocurrency liabilities" (as defined in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time) having a term equal to such interest period.

"LIBOR ADVANCE" shall mean any Advance that bears interest based on a rate determined by reference to LIBOR.

"LOAN DOCUMENTS" shall mean this Agreement, the Revolving Credit Note, the Subsidiary Guaranty, and certificates and other documents delivered in connection therewith, either as originally executed or as may be amended, supplemented or otherwise modified.

"OBLIGATIONS" shall mean all unpaid principal of and accrued and unpaid interest on the Revolving Credit Note, all accrued and unpaid fees and all expenses, reimbursements indemnities and other obligations of the Borrower to the Bank hereunder and under the Revolving Credit Note.

"POTENTIAL DEFAULT" shall mean any event which, with the passage of time or the giving of notice or both, would constitute an Event of Default.

"PRIME RATE" shall mean the rate of interest per annum designated from time to time by the Bank at its principal office in Atlanta, Georgia to be its prime rate, which rate of interest may not be the lowest rate available to customers of the Bank, with any change in the Prime Rate to be effective as of the date of such change.

"REVOLVING CREDIT NOTE" shall mean the promissory note dated the date hereof in the principal amount of $25,000,000 executed by the Borrower and payable to the order to the Bank, either as originally executed or as it may be amended, supplemented or otherwise modified.

"SUBSIDIARY GUARANTY" shall mean the guaranty agreement substantially in the form of Exhibit "J" of the First Chicago Credit Agreement executed and delivered by the existing Restricted Subsidiaries in favor of the Bank.

7.       MISCELLANEOUS

         (a) SUCCESSORS AND ASSIGNS. This Agreement shall bind and inure to the benefit of the Borrower and the Bank, and their respective successors and assigns; PROVIDED, that the Borrower shall have no right to assign its rights or obligations hereunder to any Person. The Bank may assign its rights and delegate its obligations under this Agreement and the other Loan Documents and further may assign all or any part of its Commitment and any Advances under the Revolving Credit Note, or any other interest herein or in any other Loan Document to other financial institutions and accredited investors, with the prior written consent of the Borrower (which consent will not be unreasonably withheld); PROVIDED, that such consent shall not be required if a Potential Default or Event of Default exists at the time of such assignment. Any assignee shall have, to the extent of such assignment unless otherwise provided therein, the same rights, obligations and benefits as it would have if it were the Bank hereunder and under the other Loan Documents. The Bank may sell participations in the Commitment and/or any Advances under the Revolving Credit Note to other financial institutions and accredited investors without the consent of the Borrower; PROVIDED, that no participant shall have any right to deal directly with the Borrower and no participant shall have any voting rights under this Agreement except with respect to any proposed increase in the Commitment, any extension of the Termination Date, any decrease in the interest rate margin or any release of any guarantor or any collateral.

         (b) ENTIRE AGREEMENT. This Agreement, the Revolving Credit Note, and the other Loan Documents embody the final, entire agreement among the parties hereto and supersede any and all prior commitments, agreements, representations, and understandings, whether written or oral, relating to the subject matter hereof and may not be contradicted or varied by evidence of prior, contemporaneous, or subsequent oral agreements or discussions of the parties hereto. There are no oral agreements among the parties hereto.

         (c) AMENDMENTS, ETC. No amendment or waiver of any provision of this Agreement, the Revolving Credit Note, or any other Loan Document to which the Borrower is a party, nor any consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be agreed or consented to by the Bank and the Borrower, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         (d) NOTICES. All notices and other communications provided for in this Agreement and the other Loan Documents shall be given or made by telecopy, or in writing and telecopied, mailed by certified mail return receipt requested, or delivered to the intended recipient at the following addresses:

                  If to Bank:                SunTrust Bank, Atlanta
                                             25 Park Place, N.E./24th Floor
                                             Atlanta, Georgia 30303

                                             Attn:    Mr. John Fields
                                                      First Vice President

                                             Tel:     (404) 724-3667
                                             Fax:     (404) 827-6270

                  If to Borrower:            Seitel, Inc.

                                             50 Briar Hollow Lane, 7th Floor  W.
                                             Houston, Texas 77027

                                             Attn:    Debra D. Valice

                                                      Senior Vice President of
                                                      Finance, Chief Financial
                                                      Officer, Treasurer &
                                                      Secretary

                                             Tel:     (713) 627-1990
                                             Fax:     (713) 627-1114

or, as to any party at such other address as shall be designated by such party in a notice to each other party given in accordance with this paragraph. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopy, subject to telephone confirmation of receipt, or when personally delivered or, in the case of a mailed notice, when duly deposited in the mails, in each case given or addressed as aforesaid.

         (e) COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

         (f) SEVERABILITY. Any provision of this Agreement held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Agreement and the effect thereof shall be confined to the provision held to be invalid or illegal.

         (g) CONSTRUCTION. The Borrower and the Lender acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement and the other Loan Documents with its legal counsel and that this Agreement and the other Loan Documents shall be construed as if jointly drafted by the parties hereto.

         (h) CONFIDENTIALITY. The Bank agrees to hold any confidential information which it may receive from the Borrower pursuant to this Agreement in confidence, except for disclosure (i) to its Affiliates, (ii) to legal counsel, accountants, and other professional advisors to the Bank or to any assignee or participant, (iii) to regulatory officials, (iv) to any Person required by law, regulation or legal process and (v) to any participant or assignee which agrees to be bound by this paragraph.

         (i) MAXIMUM RATE. It is the intention of the parties hereto to comply with all applicable usury laws; accordingly, it is agreed that notwithstanding any provision to the contrary herein and in the Revolving Credit Note, or in any of the documents securing payment thereof or other wise relating hereto, no such provision shall require the payment or permit the collection of interest in excess of the highest rate allowed under applicable law (the "Maximum Rate"). If any excess of interest in such respect is provided for, or shall be adjudicated to be so provided for, herein or in the Revolving Credit Note or in any of the documents securing payment thereof or otherwise relating hereto, then in such event:

                    (i) the provisions of this paragraph shall govern and control,

                    (ii) neither the Borrower, the Restricted Subsidiaries, nor their heirs, legal representatives, successors or assigns nor any party liable for the payment on the Advances, shall be obligated to pay the amount of interest to the extent that it is in excess of the Maximum Rate,

                    (iii) any such excess with respect to any Advance which may have been collected shall, at the election of the Bank, be either applied as a credit against the then unpaid principal amount of Advances or refunded to the Borrower, and

                    (iv) the provisions hereof and of the Revolving Credit Note and any documents securing payment thereof shall be automatically reformed so that the effective rate of interest shall be reduced to the Maximum Rate. For the purpose of determining the Maximum Rate, all interest payments with respect hereto shall be amortized, prorated and spread throughout the full term of this Agreement so that the effective rate of interest charged hereunder is uniform throughout the term hereof.

         (j) GOVERNING LAW; JURISDICTION. (i) THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF GEORGIA (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF).

                    (ii) THE BORROWER HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL COURT SITTING IN THE NORTHERN DISTRICT OF GEORGIA OR IN ANY GEORGIA STATE COURT SITTING IN FULTON COUNTY, GEORGIA, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND/OR THE REVOLVING CREDIT NOTE, AND THE BORROWER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE BANK TO BRING PROCEEDINGS AGAINST THE BORROWER IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY THE BORROWER AGAINST BANK INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT AND/OR THE REVOLVING CREDIT NOTE SHALL BE BROUGHT ONLY IN A FEDERAL COURT SITTING IN THE NORTHERN DISTRICT OF GEORGIA OR IN A GEORGIA STATE COURT SITTING IN FULTON COUNTY, GEORGIA.

         (k) WAIVER OF JURY TRIAL. THE BORROWER AND THE BANK EACH HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT AND/OR THE REVOLVING CREDIT NOTE.

         IN WITNESS WHEREOF, the Borrower and the Bank have caused this Agreement to be executed and delivered under seal (of the Borrower only) by their respective duly authorized officers as of the date first above written.

                                  SEITEL, INC.

                                     By:/s/ Debra D. Valice
                                        ----------------------------------------
                                     Name: Debra D. Valice
                                     Title: Senior Vice President

                                     Attest:/s/ Marcia H. Kendrick
                                            ------------------------------------
                                     Name: Marcia H. Kendrick
                                     Title: Assistant Secretary

                                                                [CORPORATE SEAL]

                                     SUNTRUST BANK, ATLANTA

                                     By:/s/ F. McClellan Deaver, III
                                        ----------------------------------------
                                     Name: F. McClellan Deaver, III
                                     Title: Group Vice President

                                     By:/s/ David J. Edge
                                        ----------------------------------------
                                     Name: David J. Edge
                                     Title: Vice President

                              REVOLVING CREDIT NOTE

$25,000,000.00                                                 December 11, 1998

          FOR VALUE RECEIVED, the undersigned SEITEL, INC., a Delaware corporation ("MAKER"), hereby promises to pay to the order of SUNTRUST BANK, ATLANTA ("PAYEE"), at its offices at 25 Park Place, N.E., Atlanta, Georgia, in Dollars, the principal sum of TWENTY FIVE MILLION DOLLARS ($25,000,000), or so much thereof as may be advanced and outstanding hereunder and under the Credit Agreement (as hereinafter defined), together with interest on the outstanding principal balance from day to day remaining, at varying rates per annum as set forth in the Credit Agreement (as hereinafter defined).

          Interest on the indebtedness evidenced by this Revolving Credit Note shall be computed on the basis of a year of 360 days and the actual number of days elapsed (including the first day but excluding the last day).

          All principal of and accrued and unpaid interest on this Revolving Credit Note shall be due and payable as specified in the hereafter defined Credit Agreement. Upon the occurrence of a Potential Default or an Event of Default, interest may accrue, at the Payee's option, at the Default Rate.

          This Revolving Credit Note is the Revolving Credit Note provided for in that certain Revolving Credit Agreement dated as of December 11, 1998 between Maker and the Payee (as the same may be amended from time to time herein, the "CREDIT AGREEMENT"). Capitalized terms not otherwise defined herein shall have the same meaning as in the Credit Agreement. Reference is hereby made to the Credit Agreement for provisions affecting this Revolving Note, including without limitation, the terms and conditions under which this Revolving Credit Note may be prepaid or its maturity date accelerated. This Revolving Credit Note is guaranteed pursuant to the Subsidiary Guaranty dated the date hereof, all as more specifically described in the Credit Agreement, and reference is made thereto for a statement of the terms and provisions thereof.

          THIS REVOLVING CREDIT NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF GEORGIA AND THE APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

          TIME IS OF THE ESSENCE UNDER THIS REVOLVING CREDIT NOTE. In addition to and in limitation of the foregoing, the Maker further promises to pay all costs and expenses of collection, including without limitation, reasonable attorneys' fees, if this Revolving Credit Note is collected by or through an attorney at law or in bankruptcy or any other judicial proceeding.

          Maker expressly waives any presentment, demand, protest, or notice in connection with this Revolving Credit Note, now or hereafter otherwise required applicable law.

          IN WITNESS WHEREOF, the Maker has caused this Revolving Credit Note to be executed and delivered under seal by its duly authorized officers as of the date first above written.

                                     SEITEL, INC.

                                     By:/s/ Debra D. Valice
                                        ----------------------------------------
                                     Name: Debra D. Valice
                                     Title: Senior Vice President


                                     Attested By:/s/ Marcia H. Kendrick
                                                 -------------------------------
                                     Name: Marcia H. Kendrick
                                     Title: Assistant Secretary


                                                                (CORPORATE SEAL)

                               SUBSIDIARY GUARANTY

          THIS SUBSIDIARY GUARANTY (this "Guaranty") is made as of the 11th day of December, 1998, by SEITEL DATA CORP., SEITEL DELAWARE, INC., SEITEL MANAGEMENT, INC., SEITEL GEOPHYSICAL, INC., DDD ENERGY, INC., SEITEL GAS & ENERGY CORP., SEITEL POWER CORP., SEITEL NATURAL GAS, INC., MATRIX GEOPHYSICAL, INC., EXSOL, INC., DATATEL, INC., SEITEL OFFSHORE CORP., all Delaware corporations, GEO-BANK, INC. and ALTERNATIVE COMMUNICATION ENTERPRISES, INC., each a Texas corporation, SEITEL INTERNATIONAL, INC. and AFRICAN GEOPHYSICAL, INC., each a Cayman Islands corporation, and SEITEL DATA LTD., a Texas limited partnership (collectively, the "SUBSIDIARY GUARANTORS") in favor of SunTrust Bank, Atlanta, and its successors and permitted assigns (the "BANK"), under the Credit Agreement referred to below.

                              W I T N E S S E T H:

          WHEREAS, Seitel, Inc., a Delaware corporation (the "PRINCIPAL"), and the Bank have entered into the Revolving Credit Agreement dated the date hereof (as same may be amended or modified from time to time, the "CREDIT AGREEMENT"), providing, subject to the terms and conditions thereof, for extensions of credit to be made by the Bank to the Principal;

          WHEREAS, it is a condition precedent to the Bank establishing the Commitment and making Advances under the Credit Agreement and the Revolving Credit Note that each of the Subsidiary Guarantors execute and deliver this Guaranty, whereby each of the Subsidiary Guarantors shall guarantee the payment when due, subject to Section 9 hereof, of all principal, interest and other Obligations that shall be at any time payable by the Principal under the Credit Agreement and the Revolving Credit Note; and

          WHEREAS, in consideration of the financial and other support that the Principal has provided, and such financial and other support as the Principal may in the future provide, to the Subsidiary Guarantors, and in order to induce the Bank to establish the Commitment and to make Advances to the Principal under the Credit Agreement and the Revolving Credit Note, each of the Subsidiary Guarantors is willing to guarantee the Obligations of the Principal under the Credit Agreement and the Revolving Credit Note;

          NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          SECTION 1. DEFINITIONS. Terms defined in the Credit Agreement and not otherwise defined herein have, as used herein, the respective meanings provided for therein.

          SECTION 2. REPRESENTATIONS AND WARRANTIES. Each of the Subsidiary Guarantors represents and warrants (which representations and warranties shall be deemed to have been renewed upon each Borrowing Date) that:

                    (a) such Subsidiary Guarantor (i) is a corporation or a partnership duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization;
          (ii) is duly qualified as a foreign corporation or partnership and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing count not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (iii) has the corporate or partnership power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Guaranty and to perform the provisions hereof;

                    (b) the execution and delivery of this Guaranty and the performance by such Subsidiary Guarantor of its obligations hereunder have been duly authorized by all necessary corporate or partnership action and this Guaranty constitutes a legal, valid and binding obligation of such Subsidiary Guarantor enforceable against it in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar haws affecting the enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or a law);

                    (c) the execution, delivery and performance by such Subsidiary Guarantor of this Guaranty will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any Property of the Borrower or any Restricted Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, partnership agreement or other significant governing document, or any other agreement or instrument to which the Borrower or any Restricted Subsidiary is bound or by which the Borrower or any Restricted Subsidiary or any of their respective properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Borrower or any Restricted Subsidiary or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Borrower or any Restricted Subsidiary;

                    (d) after giving effect to the transactions contemplated by the Credit Agreement and this Guaranty and as of the date of its execution and delivery of this Guaranty (i) the fair salable value of the assets of such Subsidiary Guarantor, taken as a whole, exceeds its liabilities, taken as a whole, (ii) such Subsidiary Guarantor is able to pay and discharge all of its debts (including, without limitation, its current liabilities) as they become due; (iii) such Subsidiary Guarantor will not be insolvent and will not be engaged in any business or transaction for which it has unreasonably small assets or capital and (iv) such Subsidiary Guarantor has no intent to hinder, delay or defraud any entity to which it is, or will become, indebted, or to incur debts that would be beyond its ability to pay as they mature.

          SECTION 3. THE GUARANTY. Subject to Section 9 hereof, each of the Subsidiary Guarantors hereby unconditionally guarantees the full and punctual payment (whether at stated maturity, upon acceleration or otherwise) of the principal of and interest on all Advances, and the full and punctual payment of all other amounts payable by the Principal under the Credit Agreement, including, without limitation, the Obligations (all of the foregoing, subject to the provisions of Section 9 hereof, being referred to collectively as the "GUARANTEED OBLIGATIONS"). Upon failure by the Principal to pay punctually any such amount, each of the Subsidiary Guarantors agrees that it shall forthwith on demand pay the amount not so paid at the place and in the manner specified in the Credit Agreement.

          SECTION 4. GUARANTY UNCONDITIONAL. Subject to Section 9 hereof, the obligations of each of the Subsidiary Guarantors hereunder shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

                    (i) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of the Principal under the Credit Agreement or any other Loan Document, by operation of law or otherwise or any obligation of any other guarantor of any of the Obligations;

                    (ii) any modification or amendment of or supplement to the Credit Agreement or any other Loan Document;

                    (iii) any release, nonperfection or invalidity of any direct or indirect security for any obligation of the Principal under the Credit Agreement, any other Loan Document, or any obligations of any other guarantor of any of the Obligations;

                    (iv) any change in the corporate or partnership existence, structure or ownership of the Principal or any other guarantor of any of the Obligations, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Principal, or any other guarantor of the Obligations, or its assets or any resulting release or discharge of any obligation of the Principal, or any other guarantor of any of the Obligations;

                    (v) the existence of any claim, setoff or other rights which the Subsidiary Guarantors may have at any time against the Principal, any other guarantor of any of the Obligations, the Bank or any other Person, whether in connection herewith or any unrelated transactions;

                    (vi) any invalidity or unenforceability relating to or against the Principal or any other guarantor of any of the Obligations, for any reason related to the Credit Agreement, any other Loan Document, or any provision of applicable law or regulation purporting to prohibit the payment by the Principal, or any other guarantor of the Obligations, of the principal of or interest on any Advance or any other amount payable by the Principal under the Credit Agreement or any other Loan Document; or

                    (vii) any other act or omission to act or delay of any kind by the Principal, any other guarantor of the Obligations, the Bank or any other Person or any other circumstance whatsoever which might, but for the provisions of this Section, constitute a legal or equitable discharge of any Subsidiary Guarantor's obligations hereunder.

          SECTION 5. DISCHARGE ONLY UPON PAYMENT IN FULL; REINSTATEMENT IN CERTAIN CIRCUMSTANCES. Each of the Subsidiary Guarantors' obligations hereunder shall remain in full force and effect until all Guaranteed Obligations shall have been paid in full and the Commitment under the Credit Agreement shall have terminated. If at any time any payment of the principal of or interest on any Advance or any other amount payable by the Principal or any other party under the Credit Agreement or any other Loan Document is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Principal or otherwise, each of the Subsidiary Guarantors' obligations hereunder with respect to such payment shall be reinstated as though such payment had been due but not made at such time.

          SECTION 6. WAIVER OF NOTICE. Each of the Subsidiary Guarantors irrevocably waives acceptance hereof, presentment, demand, protest and, to the fullest extent permitted by law, any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against the Principal, any other guarantor of the Obligations, or any other Person.

          SECTION 7. SUBROGATION. Each of the Subsidiary Guarantors hereby agrees not to assert any right, claim or cause of action, including, without limitation, a claim for subrogation, reimbursement, indemnification or otherwise, against the Principal arising out of or by reason of this Guaranty or the obligations hereunder, including, without limitation, the payment or securing or purchasing of any of the Obligations by any of the Subsidiary Guarantors unless and until the Guaranteed Obligations are paid in full and any commitment to lend under the Credit Agreement and other Loan Documents is terminated.

          SECTION 8. STAY OF ACCELERATION. If acceleration of the time for payment of any amount payable by the Principal under the Credit Agreement or any other Loan Document is stayed upon the insolvency, bankruptcy or reorganization of the Principal, all such amounts otherwise subject to acceleration under the terms of the Credit Agreement or any other Loan Document shall nonetheless be payable by each of the Subsidiary Guarantors hereunder forthwith on demand by the Bank.

     SECTION 9. LIMITATION ON OBLIGATIONS. (a) It is the intention of each of the Subsidiary Guarantors and the Bank that each of the Subsidiary Guarantor's obligations hereunder shall be in, but not in excess of, as of any date, the greater of the following (such greater amount determined hereunder being the relevant Subsidiary Guarantor's "Maximum Liability"): (i) the aggregate amount of all monies received by the Subsidiary Guarantor from the Principal after the date hereof (whether by loan, capital infusion or other means), or (ii) the maximum amount (such amount being the Subsidiary Guarantor's "Alternative Limitation") not subject to avoidance under Title 11 of the United States Code, as same may be amended from time to time, or any applicable state law (collectively, the "Bankruptcy Code"). To that end, but as to the Alternative Limitation of the Subsidiary Guarantors, only to the extent such obligations would otherwise be subject to avoidance under the Bankruptcy Code if the Subsidiary Guarantor is not deemed to have received valuable consideration, fair value or reasonably equivalent value for its obligations hereunder, any Subsidiary Guarantor's obligations hereunder shall be reduced to that amount which, after giving effect thereto, would not render such Subsidiary Guarantor insolvent, or leave such Subsidiary Guarantor with an unreasonably small capital to conduct its business, or cause such Subsidiary Guarantor to have incurred debts (or intended to have incurred debts) beyond its ability to pay such debts as they mature, at the time such obligations are deemed to have been incurred under the Bankruptcy Code. As used herein, the terms "insolvent" and "unreasonably small capital" shall likewise be determined in accordance with the Bankruptcy Code. This Section 9(a) with respect to the Alternative Limitation of the Subsidiary Guarantor is intended solely to preserve the rights of the Bank hereunder to the maximum extent not subject to avoidance under the Bankruptcy Code, and neither the Subsidiary Guarantor nor any other person or entity shall have any right or claim under this Section 9(a) with respect to the Alternative Limitation, except to the extent necessary so that the obligations of the Subsidiary Guarantor hereunder shall not be rendered voidable under the Bankruptcy Code.

                    (b) Each of the Subsidiary Guarantors agrees that the Guaranteed Obligations may at any time and from time-to-time exceed the Maximum Liability of each Subsidiary Guarantor, and may exceed the aggregate Maximum Liability of all other Subsidiary Guarantors, without impairing this Guaranty or affecting the rights and remedies of the Bank hereunder. Nothing in this Section 9(b) shall be construed to increase any Subsidiary Guarantor's obligations hereunder beyond its Maximum Liability.

                    (c) In the event any Subsidiary Guarantor (a "Paying Subsidiary Guarantor") shall make any payment or payments under this Guaranty or shall suffer any loss as a result of any realization upon any collateral granted by it to secure its obligations under this Guaranty, each other Subsidiary Guarantor (each a "Non-Paying
          Subsidiary Guarantor") shall contribute to such Paying Subsidiary Guarantor an amount equal to such Non-Paying Subsidiary Guarantor's "Pro Rata Share" of such payment or payments made, or losses suffered, by such Paying Subsidiary Guarantor. For the purposes hereof, each Non-Paying Subsidiary Guarantor's "Pro Rata Share" with respect to any such payment or loss by a Paying Subsidiary Guarantor shall be determined as of the date on which such payment or loss was made by reference to the ratio of (i) such Non-Paying Subsidiary Guarantor's Maximum Liability as of such date (without giving effect to any right to receive, or obligation to make, any contribution hereunder) to (ii) the aggregate Maximum Liability of all Subsidiary Guarantors hereunder (including such Paying Subsidiary Guarantor) as of such date (without giving effect to any right to receive, or obligation to make, any contribution hereunder). Nothing in this Section 9(c) shall affect any Subsidiary Guarantor's several liability for the entire amount of the Guaranteed Obligations (up to such Subsidiary Guarantor's Maximum
          Liability). Each of the Subsidiary Guarantors covenants and agrees that its right to receive any contribution under this Guaranty from a Non-Paying Subsidiary Guarantor shall be subordinate and junior in right of payment to all the Guaranteed Obligations. The provisions of this Section 9(c) are for the benefit of both the Bank and the Subsidiary Guarantors and may be enforced by any one, or all of them in accordance with the terms hereof.

          SECTION 10. NOTICES. All notices, requests and other communications to any party hereunder shall be given or made by telecopier or other writing and telecopied, or mailed or delivered to the intended recipient at its address or telecopier number set forth on the signature pages hereof or such other address or telecopy number as such party may hereafter specify for such purpose by notice to the Bank in accordance with the provisions of paragraph 7(d) of the Credit Agreement. Except as otherwise provided in this Guaranty, all such communications shall be deemed to have been duly given when transmitted by telecopier, or personally delivered or, in the case of a mailed notice sent by certified mail return-receipt requested, on the date set forth on the receipt (provided, that any refusal to accept any such notice shall be deemed to be notice thereof as of the time of any such refusal), in each case given or addressed as aforesaid.

          SECTION 11. NO WAIVERS. No failure or delay by the Bank in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided in this Guaranty, the Credit Agreement, and the other Loan Documents shall be cumulative and not exclusive of any rights or remedies provided by law.

          SECTION 12. SUCCESSORS AND ASSIGNS. This Guaranty is for the benefit of the Bank and its successors and permitted assigns and in the event of an assignment of any amounts payable under the Credit Agreement, or the other Loan Documents, the rights hereunder, to the extent applicable to the indebtedness so assigned, may be transferred with such indebtedness. This Guaranty shall be binding upon each of the Subsidiary Guarantors and their respective successors and permitted assigns.

          SECTION 13. CHANGES IN WRITING. Neither this Guaranty nor any provision hereof may be changed, waived, discharged or terminated orally, but only in writing signed by each of the Subsidiary Guarantors and the Bank.

          SECTION 14. GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL. THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF GEORGIA. EACH OF THE SUBSIDIARY GUARANTORS HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF GEORGIA AND OF ANY GEORGIA STATE COURT SITTING IN FULTON
COUNTY, GEORGIA AND FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS GUARANTY (INCLUDING, WITHOUT LIMITATION, ANY OF THE OTHER LOAN DOCUMENTS) OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH OF THE SUBSIDIARY
GUARANTORS IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH ANY OF THEM MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH OF THE SUBSIDIARY GUARANTORS, AND THE BANK ACCEPTING THIS GUARANTY, HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY TO THE EXTENT PERMITTED BY APPLICABLE LAW.

          SECTION 15. AGENT FOR SERVICE OR PROCESS. EACH SUBSIDIARY GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT PROCESS SERVED EITHER PERSONALLY OR BY REGISTERED MAIL SHALL CONSTITUTE, TO THE EXTENT PERMITTED BY LAW, ADEQUATE SERVICE OF PROCESS IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY, OR ANY ACTION OR PROCEEDING TO EXECUTE OR OTHERWISE ENFORCE ANY JUDGMENT IN RESPECT OF ANY BREACH HEREUNDER, BROUGHT BY THE BANK AGAINST SUCH SUBSIDIARY GUARANTOR OR ANY OF ITS PROPERTY. RECEIPT OF PROCESS SO SERVED SHALL BE CONCLUSIVELY PRESUMED AS EVIDENCED BY A DELIVERY RECEIPT FURNISHED BY THE UNITED STATES POSTAL SERVICE OR ANY COMMERCIAL DELIVERY SERVICE. WITHOUT LIMITING THE FOREGOING, SUCH SUBSIDIARY GUARANTOR HEREBY APPOINTS, IN THE CASE OF ANY SUCH ACTION OR PROCEEDING BROUGHT IN THE COURTS OR IN THE STATE OF GEORGIA:

                          CT Corporation System
                          1201 Peachtree Street, N. E.
                          Atlanta, Georgia 30361

TO RECEIVE, FOR IT AND ON ITS BEHALF, SERVICE OR PROCESS. EACH SUBSIDIARY GUARANTOR SHALL AT ALL TIMES MAINTAIN AN AGENT FOR SERVICE OF PROCESS IN ATLANTA, GEORGIA AND MAY FROM TIME TO TIME APPOINT SUCCEEDING AGENTS FOR SERVICE OF PROCESS BY NOTIFYING THE BANK OF SUCH APPOINTMENT, WHICH AGENTS SHALL BE ATTORNEYS, OFFICERS OR DIRECTORS OF SUCH SUBSIDIARY GUARANTOR, OR CORPORATIONS WHICH IN THE ORDINARY COURSE OF BUSINESS ACT AS AGENTS FOR SERVICE OF PROCESS. NOTHING HEREIN SHALL IN ANY WAY BE DEEMED TO LIMIT THE ABILITY OR RIGHT OF THE BANK TO SERVE ANY WRIT, PROCESS OR SUMMONS IN ANY MANNER PERMITTED BY APPLICABLE LAW.

          SECTION 16. TAXES, ETC. All payments required to be made by any of the Subsidiary Guarantors hereunder shall be made without setoff or counterclaim and free and clear of and without deduction or withholding for or on account of, any present or future taxes, levies, imposts, duties or other charges of whatsoever nature imposed by any government or any political or taxing authority thereof, provided, however, that if any of the Subsidiary Guarantors is required by law to make such deduction or withholding, such Subsidiary Guarantor shall forthwith pay to the Bank, as applicable, such additional amount as results in the net amount received by the Bank equaling the full amount which would have been received by the Bank, had no such deduction or withholding been made.

          IN WITNESS WHEREOF, each of the Subsidiary Guarantors has caused this Guaranty to be duly executed, under seal, by its authorized officer as of the day and year first above written.

                                     SEITEL DATA CORP.
                                     By:/s/ Barbara Steen
                                        ----------------------------------------
                                     Name: Barbara Steen
                                     Title: Vice President

                                     SEITEL DELAWARE, INC.
                                     By:/s/ Debra D. Valice
                                        ----------------------------------------
                                     Name: Debra D. Valice
                                     Title: Vice President

                                     SEITEL MANAGEMENT, INC.
                                     By:/s/ Debra D. Valice
                                        ----------------------------------------
                                     Name: Debra D. Valice
                                     Title: Vice President

                                     SEITEL GEOPHYSICAL, INC.
                                     By:/s/ Debra D. Valice
                                        ----------------------------------------
                                     Name: Debra D. Valice
                                     Title: Vice President

                                     DDD ENERGY, INC.
                                     By:/s/ Debra D. Valice
                                        ----------------------------------------
                                     Name: Debra D. Valice
                                     Title: Vice President

                                     SEITEL GAS & ENERGY CORP.
                                     By:/s/ Debra D. Valice
                                        ----------------------------------------
                                     Name: Debra D. Valice
                                     Title: Vice President

                                     SEITEL POWER CORP.
                                     By:/s/ Debra D. Valice
                                        ----------------------------------------
                                     Name: Debra D. Valice
                                     Title: Vice President

                                     SEITEL NATURAL GAS, INC.
                                     By:/s/ Debra D. Valice
                                        ----------------------------------------
                                     Name: Debra D. Valice
                                     Title: Vice President

                                     MATRIX GEOPHYSICAL, INC.
                                     By:/s/ Debra D. Valice
                                        ----------------------------------------
                                     Name: Debra D. Valice
                                     Title: Vice President

                                     EXSOL, INC.
                                     By:/s/ Debra D. Valice
                                        ----------------------------------------
                                     Title: Vice President

                                     DATATEL, INC.
                                     By:/s/ Debra D. Valice
                                        ----------------------------------------
                                     Title: Vice President

                                     SEITEL OFFSHORE CORP.
                                     By:/s/ Debra D. Valice
                                        ----------------------------------------
                                     Title: Vice President

                                     GEO-BANK, INC.
                                     By:/s/ Debra D. Valice
                                        ----------------------------------------
                                     Title: Vice President

                                     ALTERNATIVE COMMUNICATION ENTERPRISES, INC.
                                     By:/s/ Debra D. Valice
                                        ----------------------------------------
                                     Title: Vice President

                                     SEITEL INTERNATIONAL, INC.
                                     By:/s/ Debra D. Valice
                                        ----------------------------------------
                                     Title: Vice President

                                     AFRICAN GEOPHYSICAL, INC.
                                     By:/s/ Debra D. Valice
                                        ----------------------------------------
                                     Title: Vice President

                                     SEITEL DATA LTD.
                                     By: SEITEL DELAWARE, INC.
                                     By:/s/ Debra D. Valice
                                        ----------------------------------------
                                     Title: Vice President